EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-215119, 333-231514, 333-238798, 333-264599, 333-272352 and 333-275406) on Form S-8 and registration statements (Nos. 333-215621, 333-214355, 333-219739, 333-254300, 333-267338, 333-275405 and 333-219738) on Form S-3 of our reports dated February 29, 2024, with respect to the consolidated financial statements of Permian Resources Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Dallas, Texas
February 29, 2024